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                                                     EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                      Citigroup Global Markets Inc. is a broker-dealer registered under
                                      Section 15 of the Act. (15 U.S.C. 78o)

                        Smith Barney Fund Management LLC is an investment advisor in accordance with
                                          Section 240.13d-1(b) (1)(ii)(E)


                          Each of the undersigned hereby affirms the identification and classification of the subsidiaries which acquired the
                                    securities filed for in this Schedule 13G



                    Date: December 9, 2004


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary

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